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                                                                     EXHIBIT 8.1

                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 2004


The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:

                                                                    Jurisdiction of           Percentage of Voting
                                                                     Incorporation              Securities Owned
                                                                     -------------              ----------------
Controlled by Campbell Resources Inc.:
         Meston Resources Inc.                                          Quebec                        100%
         MSV Resources Inc.                                             Quebec                        100%
         GeoNova Explorations Inc.                                      Canada                        100%
         Sotula Gold Corporation Inc.                                   Canada                        100%

Controlled by Meston Resources Inc.
         Meston Investments Limited                                 Cayman Islands                    100%

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